EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

On Stage Entertainment, Inc.

4625 Nevso Drive

Las Vegas, Nevada 89103

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file number 333-56285) and in the Registration Statement on Form S-8 (file number 333-80283)  of our report dated March 30, 2001,  relating to the consolidated financial statements of On Stage Entertainment, Inc. appearing in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2000.

BDO Seidman, LLP

Los Angeles, California

December 3, 2001